Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	April 21, 2026

Valmont Reports First Quarter 2026 Results
and Raises Full-Year 2026 EPS Guidance

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the first quarter ended March 28, 2026.

President and Chief Executive Officer Avner M. Applbaum commented, “We delivered a strong start to 2026, including record first-quarter earnings per share, reflecting solid sales growth and margin expansion driven primarily by pricing strength and higher volumes in North America Utility. This performance reflects the team’s focus on value-based pricing, a disciplined commercial approach, and continued progress on our capacity and throughput initiatives. We are advancing our strategy and key value drivers to support sustainable growth and long-term shareholder value.

In Infrastructure, demand in North America Utility remains underpinned by long-term investment trends, including rising energy demand, grid modernization, and electrification. As we move through the year, growth is supported by our capacity investments and strong operational and commercial execution.

In Agriculture, we are managing through a more cautious near-term market environment, with an emphasis on profitability. We continue to position the business for future growth through investment in aftermarket parts and technology solutions that improve water efficiency and enhance grower productivity.”

First Quarter 2026 Highlights (all metrics compared to First Quarter 2025 unless otherwise noted)

●	Net sales increased 6.2% to $1.03 billion
●	Operating income increased 21.3% to $155.6 million or 15.1% of net sales, compared to $128.3 million or 13.2% of net sales
~~●~~	Diluted earnings per share increased 27.5% to $5.51, compared to $4.32
~~●~~	Realigned the product line reporting[1] within the segments to better reflect the markets served and how they are managed
●	Cash and cash equivalents were $160.2 million and net leverage ratio[2] was ~1.1x
●	Returned $70.8 million to shareholders through $57.5 million in share repurchases and $13.3 million in dividends; increased the quarterly cash dividend by 13% to $0.77 per share ($3.08 annualized)
●	Invested $34.6 million in capital expenditures to primarily support capacity investments for the North America Utility product line

1Prior-period amounts have been recast to conform to the current-period presentation

2Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

First Quarter 2026
(In thousands, except per-share amounts)	3/28/2026	3/29/2025
	Q1 2026	Q1 2025	vs. Q1 2025
Net Sales	$1,029,197	$969,314	6.2%
Gross Profit	316,878	291,102	8.9%
Gross Profit as a % of Net Sales	30.8%	30.0%
Operating Income	155,626	128,314	21.3%
Operating Income as a % of Net Sales	15.1%	13.2%
Net Earnings Attributable to Valmont Industries, Inc.	108,033	87,261	23.8%
Diluted Earnings per Share	5.51	4.32	27.5%
Weighted Average Shares Outstanding	19,616	20,196

First Quarter 2026 Segment Review (all metrics compared to First Quarter 2025 unless otherwise noted)

Infrastructure (78.0% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, lighting, transportation, and telecommunications, along with coatings services to protect metal products

Sales increased 14.1% to $805.9 million, compared to $706.2 million.

Infrastructure end markets remain strong supporting 27.4% growth in North America Utility and a 13.3% increase in North America Coatings sales driven by favorable pricing and higher volumes. International sales increased due to favorable foreign exchange. These increases were partially offset by lower volumes in North America Lighting and Transportation and North America Telecommunications.

Operating income increased 22.0% to $143.0 million or 17.8% of net sales, compared to $117.2 million or 16.7% of net sales. The improvement was primarily attributable to higher pricing and volumes, and an improved global cost structure.

Agriculture (22.0% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales decreased 15.1% to $227.0 million, compared to $267.3 million.

In North America, irrigation sales increased 1.5% due to favorable pricing, partially offset by lower volumes amid continued agriculture market softness. International sales decreased 32.7% driven primarily by operational disruptions due to the ongoing Middle East conflict and lower volumes in Brazil.

Operating income decreased 7.5% to $33.5 million or 14.8% of net sales, compared to $36.2 million or 13.6% of net sales. The decrease was driven primarily by lower volumes partially offset by positive pricing and reduced SG&A.

Full-Year 2026 Financial Outlook and Key Assumptions

The Company is raising its full-year 2026 diluted EPS outlook and updating its key assumptions.

Metric	Previous Outlook	Updated Outlook
Net Sales	$4.2 to $4.4 billion	No change
Infrastructure Net Sales	$3.25 to $3.4 billion	$3.3 to $3.45 billion
Agriculture Net Sales	$0.95 to $1.0 billion	$0.9 to $0.95 billion
Diluted Earnings per Share	$20.50 to $23.50	$21.50 to $23.50
Capital Expenditures	$170 to $200 million	No change
Effective Tax Rate	~26.0%	No change

1Prior-period amounts have been recast to conform to the current-period presentation.

2Please see Reg G reconciliation to GAAP measures at end of document

Key Assumptions

●	Steel cost assumptions are aligned with futures markets as of April 17, 2026
●	Foreign currency assumptions based on FX rates as of April 17, 2026
●	This outlook includes the current tariffs as of April 17, 2026 and assumes no material change to the current trade or tariff environment

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and John Schwietz, Executive Vice President and Chief Financial Officer, will take place on Tuesday, April 21, 2026 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 1Q 2026 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13756344. The replay will be available until 10:59 p.m. CT on Tuesday, April 28, 2026.

About Valmont Industries, Inc.

For more than 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. While management believes these forward-looking statements are based on reasonable assumptions, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments, including tariffs. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

The Company may provide certain non-GAAP financial measures (adjusted diluted earnings per share and adjusted effective tax rate) on a forward-looking basis from time to time. These measures are typically calculated by excluding the impact of items such as foreign exchange, acquisitions, divestitures, realignment or restructuring expenses, goodwill or intangible asset impairment, changes in tax laws or rates, change in redemption value of redeemable noncontrolling interests, and other non-recurring items. To the extent the Company provides forward-looking non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures are not provided, as the Company cannot do so without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and financial impact of such items. For the same reasons, the Company cannot assess the likely significance of unavailable information, which could be material to future results.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

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1Prior-period amounts have been recast to conform to the current-period presentation.

2Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended
	March 28,	March 29,
	2026	2025
Net sales	$1,029,197	$969,314
Cost of sales	712,319	678,212
Gross profit	316,878	291,102
Selling, general, and administrative expenses	161,252	162,788
Operating income	155,626	128,314
Other income (expenses):
Interest expense	(9,411)	(10,115)
Interest income	1,377	3,394
Loss on deferred compensation investments	(1,558)	(841)
Other	(895)	(2,730)
Total other expenses	(10,487)	(10,292)
Earnings before income taxes and equity method investment loss	145,139	118,022
Income tax expense	37,115	30,799
Equity method investment loss	—	(560)
Net earnings	108,024	86,663
Loss attributable to redeemable noncontrolling interests	9	598
Net earnings attributable to Valmont Industries, Inc.	$108,033	$87,261

Weighted average shares outstanding - Basic	19,475	20,047
Earnings per share - Basic	$5.55	$4.35

Weighted average shares outstanding - Diluted	19,616	20,196
Earnings per share - Diluted	$5.51	$4.32

Cash dividends per share	$0.77	$0.68

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 28,	March 29,
	2026	2025
Infrastructure
Net sales	$803,180	$703,491
Gross profit	244,190	212,875
as a percentage of net sales	30.4%	30.3%
Selling, general, and administrative expenses	101,167	95,663
as a percentage of net sales	12.6%	13.6%
Operating income	143,023	117,212
as a percentage of net sales	17.8%	16.7%

Agriculture
Net sales	$226,017	$265,823
Gross profit	72,688	78,227
as a percentage of net sales	32.2%	29.4%
Selling, general, and administrative expenses	39,185	41,990
as a percentage of net sales	17.3%	15.8%
Operating income	33,503	36,237
as a percentage of net sales	14.8%	13.6%

Corporate
Selling, general, and administrative expenses	$20,900	$25,135
Operating loss	(20,900)	(25,135)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the first quarter of fiscal 2026, the Company revised its product line presentation to better reflect how the business is currently managed. Within the Infrastructure segment, product lines are now presented as North America Utility, North America Lighting and Transportation, North America Coatings, North America Telecommunications, and International Infrastructure and Solar, replacing the previous presentation of Utility, Lighting and Transportation, Coatings, Telecommunications, and Solar. Within the Agriculture segment, product lines are now presented as Agriculture, replacing the previous presentation of Irrigation Equipment and Parts and Technology Products and Services. The prior period product line amounts have been recast to conform to the current period presentation.

	Thirteen weeks ended March 28, 2026
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$667,528	$139,593	$(3,720)	$803,401
International	138,393	87,403	—	225,796
Total sales	$805,921	$226,996	$(3,720)	$1,029,197

Product Line:
North America Utility	$424,184	$—	$—	$424,184
North America Lighting and Transportation	118,652	—	—	118,652
North America Coatings	63,134	—	(2,741)	60,393
North America Telecommunications	61,504	—	—	61,504
International Infrastructure and Solar	138,447	—	—	138,447
Agriculture	—	226,996	(979)	226,017
Total sales	$805,921	$226,996	$(3,720)	$1,029,197

	Thirteen weeks ended March 29, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$577,197	$137,476	$(4,112)	$710,561
International	129,024	129,795	(66)	258,753
Total sales	$706,221	$267,271	$(4,178)	$969,314

Product Line:
North America Utility	$332,836	$—	$—	$332,836
North America Lighting and Transportation	124,123	—	—	124,123
North America Coatings	55,708	—	(2,664)	53,044
North America Telecommunications	63,988	—	—	63,988
International Infrastructure and Solar	129,566	—	(66)	129,500
Agriculture	—	267,271	(1,448)	265,823
Total sales	$706,221	$267,271	$(4,178)	$969,314

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 28,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$160,189	$187,140
Receivables, net	652,749	590,127
Inventories	587,715	566,396
Contract assets	250,411	266,922
Prepaid expenses and other current assets	120,931	109,063
Total current assets	1,771,995	1,719,648
Property, plant, and equipment, net	685,952	673,863
Goodwill and other non-current assets	977,218	975,818
Total assets	$3,435,165	$3,369,329

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$—	$513
Mandatorily redeemable financial instrument	—	8,922
Accounts payable	374,208	359,539
Accrued expenses	266,309	284,751
Contract liabilities	77,112	52,013
Income taxes payable	13,283	12,604
Dividends payable	14,948	13,278
Total current liabilities	745,860	731,620
Long-term debt, excluding current installments	790,292	795,150
Operating lease liabilities	131,008	130,007
Other non-current liabilities	79,422	70,267
Total liabilities	1,746,582	1,727,044
Redeemable noncontrolling interests	9,301	9,498
Shareholders' equity	1,679,282	1,632,787
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,435,165	$3,369,329

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 28,	March 29,
	2026	2025
Cash flows from operating activities:
Net earnings	$108,024	$86,663
Depreciation and amortization	22,607	21,518
Contribution to defined benefit pension plan	(886)	(1,492)
Changes in assets and liabilities	(48,541)	(60,045)
Other, net	22,269	18,486
Net cash flows from operating activities	103,473	65,130
Cash flows from investing activities:
Purchases of property, plant, and equipment	(34,568)	(30,319)
Acquisitions, net of cash acquired	(11,195)	—
Other, net	2,462	128
Net cash flows from investing activities	(43,301)	(30,191)
Cash flows from financing activities:
Net repayments on short-term borrowings	—	(1,601)
Proceeds from long-term borrowings	50,000	60,000
Principal repayments on long-term borrowings	(55,555)	(60,174)
Dividends paid	(13,279)	(12,019)
Purchases of redeemable noncontrolling interests	(8,922)	—
Repurchases of common stock	(57,550)	—
Other, net	(1,919)	(3,199)
Net cash flows from financing activities	(87,225)	(16,993)
Effect of exchange rates on cash and cash equivalents	102	2,138
Net change in cash and cash equivalents	(26,951)	20,084
Cash and cash equivalents—beginning of period	187,140	164,315
Cash and cash equivalents—end of period	$160,189	$184,399

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted EPS, and Adjusted Effective Tax Rate: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, a loss or a gain from a partial or full settlement of the U.K. defined benefit pension plan obligation, losses from natural disasters, change in redemption value of redeemable noncontrolling interests, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
March 28,
2026
Net cash flows from operating activities	$494,827
Interest expense	39,838
Income tax expense	30,180
Impairment of long-lived assets	(91,337)
Deferred income taxes	13,968
Redeemable noncontrolling interests	(4,004)
Net periodic pension cost	(1,873)
Contribution to defined benefit pension plan	2,553
Changes in assets and liabilities	70,920
Other, net	(1,782)
Impairment of long-lived assets	91,337
Realignment charges	16,066
Non-recurring non-cash charges[1]	3,918
Proforma acquisition adjustment	6,424
Adjusted EBITDA	$671,035

Net earnings attributable to Valmont Industries, Inc.	$371,045
Interest expense	39,838
Income tax expense	30,180
Depreciation and amortization	89,598
Stock-based compensation	22,629
Impairment of long-lived assets	91,337
Realignment charges	16,066
Non-recurring non-cash charges[1]	3,918
Proforma acquisition adjustment	6,424
Adjusted EBITDA	$671,035

1 Non-recurring non-cash charges consist of asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

March 28,
2026
Interest-bearing debt, excluding origination fees and discounts of $24,708	$815,000
Less: Cash and cash equivalents in excess of $50,000	110,189
Net indebtedness	$704,811
Adjusted EBITDA	671,035
Leverage ratio	1.05

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	March 28,	December 27,
	2026	2025
Infrastructure	$1,551.5	$1,548.3
Agriculture	102.8	105.4
Total backlog	$1,654.3	$1,653.7